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                                                                      Exhibit 21

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 1997


                                  SUBSIDIARIES


                           Name                                    Jurisdiction of
                           ----                          Incorporation or Organization
                                                         -----------------------------

Applied Industrial Technologies--DBB, Inc.                             Ohio
 (formerly known as I. C. Acquisition Corp.)

Applied Industrial Technologies-Dixie, Inc.                            Tennessee

Applied Industrial Technologies--GA LP                                 Delaware

Applied Industrial Technologies-Mainline, Inc.                         Wisconsin

Applied Industrial Technologies--PA LLC                                Pennsylvania

Applied Industrial Technologies--TN LP                                 Delaware

Applied Industrial Technologies--TX LP                                 Delaware

BER Capital, Inc.                                                      Delaware

BER International, Inc.                                                Barbados

Bearings Continental, Inc.                                             Ohio

Bearing Sales and Services, Inc.                                       Washington

ESI Acquisition Corporation                                            Ohio
(d.b.a. Engineered Sales, Inc.)

The Ohio Ball Bearing Company                                          Ohio